Exhibit 99.1

Bellicum Pharmaceuticals Announces Management Changes

HOUSTON, TX—May 15, 2017 — Bellicum Pharmaceuticals, Inc. (Nasdaq:BLCM), a leader in developing novel, controllable cellular immunotherapies for cancers and orphan inherited blood disorders, today announced that Annemarie Moseley, Ph.D., M.D., the Company’s Chief Operating Officer and Executive Vice President of Clinical Development, has announced her intention to leave the organization, effective July 31, 2017. Dr. Moseley will transition her responsibilities over this period and will remain a consultant to Bellicum through January 2019. The Company has initiated a search for a Chief Medical Officer.

Bellicum also announced the promotion of Alan K. Smith, Ph.D., to Executive Vice President, Technical Operations, responsible for Bellicum’s manufacturing, process and systems development, and supply chain groups.

“I would like to thank Annemarie for her many contributions to the success of Bellicum, particularly in establishing the clinical program for BPX-501 in Europe and the U.S., and developing the Company’s cell therapy manufacturing capabilities,” commented Rick Fair, Bellicum’s President & Chief Executive Officer. “Annemarie’s tireless efforts over the last six years leave us well positioned as we evaluate our controlled CAR T and TCR candidates in the clinic and prepare for the commercialization of BPX-501.”

“It has been my honor to help lead Bellicum through an exciting period of growth and accomplishment,” said Dr. Moseley. “I am particularly proud of our clinical work showing BPX-501 may improve outcomes in pediatric patients with a range of orphan inherited blood disorders and hematologic cancers. I look forward to continuing to support the Bellicum team and effecting a smooth transition.”

Alan Smith’s promotion reflects his significant contributions to the growth of Bellicum’s technical operations since joining as Senior Vice President of Manufacturing in 2015. He will continue to lead the ongoing build-out of the Company’s GMP manufacturing facility for in-house manufacturing of U.S. supply of BPX-501, as well as preparations for a commercial supply chain in Europe.

Commented Mr. Fair, “Alan’s expertise and strong leadership in this expanded role will continue to serve us well as we prepare for the expected commercialization of BPX-501 and expansion of the clinical programs for our controllable CAR T and TCR therapies.”

About Bellicum Pharmaceuticals

Bellicum is a clinical stage biopharmaceutical company focused on discovering and developing cellular immunotherapies for cancers and orphan inherited blood disorders. Bellicum is using its proprietary Chemical Induction of Dimerization (CID) technology platform to engineer and control components of the immune system. Bellicum is developing next-generation product candidates in some of the most important areas of cellular immunotherapy, including hematopoietic stem cell transplantation (HSCT), and CAR T and TCR cell therapies. More information can be found at www.bellicum.com.

Forward-Looking Statement

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Bellicum may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our research and development activities relating to BPX-501, CAR T and TCR programs; the effectiveness of BPX-501, its possible range of application and potential curative effects and safety in the treatment of diseases, the timing and success of our clinical trials; the potential commercialization of BPX-501; and the expected build-out of our manufacturing facility. Various factors may cause differences between Bellicum’s expectations and actual results as discussed in greater detail under the heading “Risk Factors” in Bellicum’s filings with the Securities and Exchange Commission, including without limitation our annual report on Form 10-K for the year ended December 31, 2016 and our report on Form 10-Q for the quarter ended March 31, 2017. Any forward-looking statements that Bellicum makes in this press release speak only as of the date of this press release. Bellicum assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investors:

Bellicum Pharmaceuticals, Inc.

Alan Musso, CFO

832-384-1116

amusso@bellicum.com

Media:

BMC Communications

Brad Miles

646-513-3125

bmiles@bmccommunications.com

Source: Bellicum Pharmaceuticals